Exhibit 99.2

Zynga Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the fiscal year ended December 31, 2017 are based on the historical financial statements of Zynga Inc. (“Zynga” or the “Company”) and Small Giant Games Oy (“Small Giant”), as adjusted to give effect to the following transaction (the “Transaction”):

On December 20, 2018, the Company executed a Share Sale and Purchase Agreement (the “Agreement”) with the shareholders and option holders of Small Giant, a Finnish company, pursuant to which, effective January 1, 2019, Zynga acquired 80% of all issued and outstanding share capital (including all rights to acquire share capital) of Small Giant in exchange for consideration of (a) $333.6 million in cash, (b) $30.0 million of cash that was deposited into an escrow account for a period of 18 months as security for general representations and warranties and (c) 63,794,746 shares of Zynga Class A common stock. Zynga will acquire the remaining 20% of Small Giant’s shares ratably for additional cash consideration during each of the three years following the closing (the “Step-In Period”), payable annually based upon the achievement of specified profitability metrics by Small Giant (the “Step-In Consideration”). Following the end of the Step-In Period, Small Giant will be a direct, wholly-owned subsidiary of Zynga. On January 2, 2019, the acquisition closed consistent with the terms noted above.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it occurred on September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the Transaction as if it occurred on January 1, 2017.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not represent the consolidated results or financial position of Zynga had the Transaction been completed as of the dates indicated. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments represent the Company’s best estimates and are based upon current available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

Zynga’s historical consolidated financial statements and accompanying notes contained in Zynga’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2018;

•

Zynga’s historical consolidated financial statements and accompanying notes contained in Zynga’s Quarterly Report on Form 10-Q for its quarter ended September 30, 2018, filed with the Commission on November 2, 2018;

•	Small Giant’s historical financial statements and accompanying notes for its fiscal year ended, December 31, 2017, included as Exhibit 99.1 in this amended Current Report on Form 8-K;
•	Small Giant’s unaudited financial statements and accompanying notes as of and for the nine months ended September 30, 2018, included as Exhibit 99.1 in this amended Current Report on Form 8-K; and
•	the Agreement filed as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed with the Commission on December 20, 2018.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2018

(In thousands)

	Historical Zynga	Historical Small Giant	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$236,447	$30,933	$(179,716)	5(a)	$87,664
Short-term investments	183,834	—	(183,834)	5(b)	—
Accounts receivable, net of allowance of $0	107,119	18,039	—		125,158
Restricted cash	10,006	—	—		10,006
Prepaid expenses	20,483	445	—		20,928
Other current assets	12,764	—	—		12,764
Total current assets	570,653	49,417	(363,550)		256,520
Goodwill	947,730	—	543,754	5(k)	1,491,484
Intangible assets, net	127,851	—	187,000	5(f)	314,851
Property and equipment, net	266,085	112	—		266,197
Restricted cash	25,000	—	—		25,000
Prepaid expenses	35,851	—	—		35,851
Other non-current assets	46,257	81	—		46,338
Total assets	$2,019,427	$49,610	$367,204		$2,436,241
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,242	$20,675	$3,129	5(h)	$33,046
Income tax payable	1,734	2,353	—		4,087
Deferred revenue	172,172	69,481	(69,481)	5(g)	172,172
Current portion of long-term debt	—	983	—		983
Other current liabilities	119,782	2,592	5,305	5(j)	127,679
Total current liabilities	302,930	96,084	(61,047)		337,967
Deferred revenue	2,135	—	—		2,135
Deferred tax liabilities, net	18,468	—	37,400	5(i)	55,868
Other non-current liabilities	79,456	—	98,000	5(c)	177,456
Total liabilities	402,989	96,084	74,353		573,426
Stockholders’ equity:					—
Common stock and additional paid-in capital	3,485,667	5,083	249,214	5(d), 5(e)	3,739,964
Convertible preferred stock	—	12,623	(12,623)	5(d)	—
Accumulated other comprehensive loss	(103,210)	(337)	337	5(d)	(103,210)
Accumulated deficit	(1,766,019)	(63,843)	55,923	5(d), 5(h), 5(j)	(1,773,939)
Total stockholders’ equity (deficit)	1,616,438	(46,474)	292,851		1,862,815
Total liabilities and stockholders’ equity (deficit)	$2,019,427	$49,610	$367,204		$2,436,241

See accompanying notes to unaudited pro forma condensed combined financial information.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

(In thousands, except per share data)

	Historical Zynga	Historical Small Giant	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenue:
Online game	$665,593	$8,504	$—		$674,097
Advertising and other	195,797	1,605	—		197,402
Total revenue	861,390	10,109	—		871,499
Costs and expenses:
Cost of revenue	258,971	9,266	35,571	6(a)	303,808
Research and development	256,012	2,051	—		258,063
Sales and marketing	212,030	24,253	—		236,283
General and administrative	108,653	1,032	—		109,685
Total costs and expenses	835,666	36,602	35,571		907,839
Income (loss) from operations	25,724	(26,493)	(35,571)		(36,340)
Interest income (expense)	5,309	(21)	—		5,288
Other income, net	6,550	322	—		6,872
Income (loss) before income taxes	37,583	(26,192)	(35,571)		(24,180)
Provision for (benefit from) income taxes	10,944	15	(11,766)	6(b)	(807)
Net income (loss)	$26,639	$(26,207)	$(23,805)		$(23,373)

Net income (loss) per share attributable to common stockholders:
Basic	$0.03				$(0.03)
Diluted	$0.03				$(0.03)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	869,067		63,795	6(c)	932,862
Diluted	897,165		35,697	6(c)	932,862

See accompanying notes to unaudited pro forma condensed combined financial information.

ZYNGA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2018

(In thousands, except per share data)

	Historical Zynga	Historical Small Giant	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenue:
Online game	$493,949	$62,335	$—		$556,284
Advertising and other	164,571	4,295	—		168,866
Total revenue	658,520	66,630	—		725,150
Costs and expenses:
Cost of revenue	221,816	34,687	26,679	6(a)	283,182
Research and development	199,340	3,249	—		202,589
Sales and marketing	159,346	57,749	—		217,095
General and administrative	71,977	1,073	—		73,050
Total costs and expenses	652,479	96,758	26,679		775,916
Income (loss) from operations	6,041	(30,128)	(26,679)		(50,766)
Interest income (expense)	5,031	(95)	—		4,936
Other income, net	10,020	256	—		10,276
Income (loss) before income taxes	21,092	(29,967)	(26,679)		(35,554)
Provision for (benefit from) income taxes	6,194	2,573	(13,706)	6(b)	(4,939)
Net income (loss)	$14,898	$(32,540)	$(12,973)		$(30,615)

Net income (loss) per share attributable to common stockholders:
Basic	$0.02				$(0.03)
Diluted	$0.02				$(0.03)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	863,062		63,795	6(c)	926,857
Diluted	890,146		36,711	6(c)	926,857

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the historical financial information of Zynga and Small Giant and presents the pro forma effects of the Transaction and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of Zynga and Small Giant has been prepared in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it occurred on September 30, 2018 and combines the unaudited consolidated balance sheet of Zynga as of September 30, 2018 with Small Giant’s unaudited balance sheet as of September 30, 2018.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the Transaction as if it occurred on January 1, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the unaudited consolidated statement of operations of Zynga for the nine months ended September 30, 2018 with Small Giant’s unaudited statement of operations for the nine months ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the audited consolidated statement of operations of Zynga for the year ended December 31, 2017 with Small Giant’s audited statement of operations for the year ended December 31, 2017.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Zynga deemed as the accounting acquirer. The unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed are preliminary and subject to change when the formal valuation and other analyses are finalized. The differences between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined statements of operations excludes non-recurring items directly related to the Transaction.

2. Description of the Acquisition

On December 20, 2018, the Company executed the Agreement with the shareholders and option holders of Small Giant, pursuant to which, effective January 1, 2019, Zynga acquired 80% of all issued and outstanding share capital (including all rights to acquire share capital) of Small Giant in exchange for consideration of (a) $333.6 million in cash, (b) $30.0 million of cash that was deposited into an escrow account for a period of 18 months as security for general representations and warranties and (c) 63,794,746 shares of Zynga Class A common stock. Zynga will acquire the remaining 20% of Small Giant’s shares ratably for additional cash consideration during the Step-In Period, payable annually based upon the achievement of specified profitability metrics by Small Giant. Following the end of the Step-In Period, Small Giant will be a direct, wholly-owned subsidiary of Zynga.

On January 2, 2019, the acquisition closed consistent with the terms noted above.

3. Preliminary Purchase Consideration

The total estimated preliminary purchase consideration as of January 2, 2019 is as follows (in thousands):

Estimated Amount
Closing cash consideration	$363,550
Fair value of Zynga Stock Consideration(1)	253,903
Fair value of Step-In Consideration	98,000
Total estimated preliminary purchase consideration	$715,453

(1)

The amount of Zynga Stock Consideration issued pursuant to Agreement was determined based on the average closing price of the Zynga Stock during the 30 trading days immediately preceding the December 20, 2018 execution of the Agreement. However, the fair value of the Zynga Stock Consideration above is estimated based on the total shares issued of 63,794,746 and the closing stock price of Zynga’s Common A stock on January 2, 2019 of $3.98 per share.

4. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Small Giant are recorded at their acquisition date fair values. The determination of fair value used in the pro forma adjustments herein are preliminary and based on management’s best estimates of the fair values and useful lives of the assets acquired and liabilities assumed – which consider currently available information and certain assumptions that the Company believes are reasonable under the circumstances – and have been prepared to illustrate the estimated effect of the Transaction. Specifically, the primary preliminary estimates that are not yet finalized relate to certain tangible assets and liabilities assumed, identifiable intangible assets, income and non-income based taxes and residual goodwill. The allocation is dependent upon certain valuation and other analyses that have not yet been finalized.

The following table sets forth the preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Small Giant as of the Transaction closing date (in thousands):

Estimated Amount
Tangible current assets acquired	$59,783
Goodwill	529,874
Intangible assets acquired:
Developed technology, useful life of 5 years	155,000
Trade names, useful life of 7 years	32,000
Tangible non-current assets acquired	300
Tangible current liabilities assumed	(24,104)
Deferred tax liabilities, net	(37,400)
Net assets acquired	$715,453

The preliminary fair value of the intangible assets acquired was determined using a risk-adjusted, discounted cash flow model.

Goodwill, which is non-deductible for tax purposes, represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired and is primarily attributable to the assembled workforce of the acquired business and expected synergies at the time of the acquisition.

5. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) To record the following adjustments to cash and cash equivalents (in thousands):

Estimated Amount
Closing cash consideration	$363,550
Sale of short-term investments (see note 5(b) below)	(183,834)
Total adjustment to cash and cash equivalents	179,716

(b) Reflects the liquidation of Zynga’s short-term investments to partially fund the Transaction, limited to the total balance of short-term investments as of September 30, 2018.

(c) Reflects the preliminary fair value of the total Step-In Consideration liability of $98.0 million. The preliminary fair value of the Step-In Consideration was estimated using a Monte Carlo simulation. The significant unobservable inputs used in the fair value measurement of the contingent consideration obligation were Small Giants’ projected performance as of the acquisition date, a risk-adjusted discount rate and performance volatility similar to industry peers. The Step-In Consideration will be remeasured to fair value at each reporting date through the completion of the Step-In Period.

(d) Reflects the elimination of Small Giant’s historical stockholders’ equity, including the acceleration of Small Giant stock options and awards upon the change in control, as well as the $0.9 million of estimated transaction costs discussed in note (h) below.

(e) Reflects the recognition of the $253.9 million of Zynga Stock Consideration issued as part of the Transaction.

(f) Reflects the preliminary fair value of the intangible assets acquired by the Company. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation.

(g) Reflects the preliminary fair value adjustment to and full reduction of the carrying value of Small Giant’s deferred revenue.

(h) Reflects the $2.2 million and $0.9 million of estimated transaction costs not yet accrued on the balance sheet of Zynga and Small Giant, respectively.

(i) Reflects the establishment of a deferred tax liability related to the preliminary fair value of the intangible assets acquired by the Company as discussed in (f) above.

(j) Reflects the transfer taxes payable upon the transfer of Small Giant share capital to Zynga.

(k) Reflects the recognition of goodwill resulting from the Transaction.

6. Notes to Unaudited Pro Form Condensed Combined Statement of Operations

(a) Reflects the incremental amortization expense associated with the preliminary fair value of definite lived intangible assets. Amortization expense is based on the preliminary fair value of intangible assets and estimated useful lives of the assets.

(b) Reflects the recognition of tax benefits primarily related to the amortization of the intangible asset deferred tax liability.

(c) Reflects the increase in the weighted-average shares outstanding from the issuance of the Zynga Stock Consideration as part of the Transaction. Further, the weighted-average shares outstanding – diluted are reduced by the impact of anti-dilutive shares resulting from the pro forma combined net loss.